UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 27, 2019

ProLung, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38362	20-1922768
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

350 W. 800 N. Suite 214
Salt Lake City, Utah	84103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(801) 736-0729

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	None	None

Item 8.01 Other Events

On November 7, 2019, three former Directors (Clark Campbell, Tim Treu, and Todd Morgan) and one recently resigned Director (Robert Raybould) of Prolung, Inc. (the “Company”) entered into Stipulation and Consent Orders with respect to allegations of violations of the Utah Uniform Securities Act during 2012-2014.

The Stipulation and Consent Order relating to Mr. Raybould included statements that Mr. Raybould shall return 27,000 shares of the Company’s stock to the Company’s treasury and further pay a fine of $31,000.

The Stipulation and Consent Order relating to Mr. Campbell included statements that Mr. Campbell shall return 24,188 shares of the Company’s stock to the Company’s treasury and further pay a fine of $42,613.

The Stipulation and Consent Order relating to Mr. Treu included statements that Mr. Treu shall return 7,969 shares of the Company’s stock to the Company’s treasury and further pay a fine of $12,500.

The Stipulation and Consent Order relating to Mr. Morgan included statements that Mr. Morgan shall return 12,188 shares of the Company’s stock to the Company’s treasury and further pay a fine of $6,000.

A copy of each Stipulation and Consent Orders are attached hereto as Exhibits.

The proceeding brought by the Utah Division of Securities, as against the Company and Jared Bauer, as previously set forth in the Company’s June 20, 2019 10-Q filing, remains ongoing. Records of the administrative proceeding are publicly available at: https://securities.utah.gov/database/

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Stipulation and Consent Orders, exhibit 99

Exhibit No.	Description
99.1	Raybould
99.2	Treu
99.3	Morgan
99.4	Campbell

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProLung, Inc.

Dated: November 27, 2019	By:	/s/ Jared Bauer
Jared Bauer, Chief Executive Officer